UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2008 (February 21, 2008)

CONSTELLATION ENERGY GROUP, INC.

Exact name of registrant as specified in its charter

1-12869	52-1964611
Commission File Number	IRS Employer Identification No.

MARYLAND

(State of Incorporation of registrant)

750 E. PRATT STREET, BALTIMORE, MARYLAND	21202
(Address of principal executive office)	(Zip Code)

410-783-2800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

 (Former name, former address

and former fiscal year, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

                ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers

Effective February 21, 2008, the Compensation Committee of the Board of Directors amended the Constellation Energy Group Senior Executive Supplemental Plan, a non-qualified supplemental retirement plan, to allow participants to receive credit toward the service requirement for time spent in non-employee service to Constellation Energy Group, Inc. (“Constellation Energy”), including time spent as a member of the Board of Directors.  Under the plan, a participant must be at least age 55 with 10 or more years of service to retire and be entitled to benefits.  As a result of this change, Chairman, President, and Chief Executive Officer Mayo A. Shattuck, III, will receive an additional two years and six months of service under the plan relating to his service as a non-employee member of the Board of Directors prior to his appointment as President and Chief Executive Officer.  As of February 21, 2008, Mr. Shattuck is age 53 and has been credited with 8 years, 10 months of service (including the years of director-related service) and remains ineligible for benefits under the plan.

Effective February 22, 2008, Ann C. Berzin was appointed to serve as an independent director of the Board of Directors of Constellation Energy and as a member of the Board’s Audit Committee.

Ms. Berzin will receive the standard compensation paid by Constellation Energy to all of its non-employee directors, which includes an annual cash retainer of $50,000, meeting fees of $1,500 for each Board and committee meeting attended and a restricted stock award with a value of $85,000.  The annual cash retainer and restricted stock award will be pro rated for 2008 to reflect the time Ms. Berzin will serve on Constellation Energy’s Board in 2008.

There are no arrangements or understandings between Ms. Berzin and any other persons pursuant to which Ms. Berzin was selected as a director.  There are no relationships between Ms. Berzin and Constellation Energy or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 22, 2008, the Board of Directors of Constellation Energy adopted an amendment revising Article II, Section 2 of Constellation Energy’s by-laws to provide that the annual meeting of stockholders for 2008 shall be held on any date during the period of June 30 through July 30, 2008, as determined by the Board.  For annual meetings subsequent to 2008, the by-laws will continue to provide that the annual meeting be held on any date during the period of May 1 through May 31, as determined year to year by the Board.

A copy of the amendment to the by-laws is attached hereto as Exhibit 3 and is incorporated by reference herein.

ITEM 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

3	Amendment to the Constellation Energy Group, Inc. By-laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date:	February 25, 2008	/s/ Charles A. Berardesco
Charles A. Berardesco
Vice President, Deputy General Counsel,
Chief Compliance Officer & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3	Amendment to the Constellation Energy Group, Inc. By-laws.